   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 1996

                                                      REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                           PRENTISS PROPERTIES TRUST
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)

                         1717 MAIN STREET, SUITE 5000
                              DALLAS, TEXAS 75201
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                              MICHAEL V. PRENTISS
                           PRENTISS PROPERTIES TRUST
                         1717 MAIN STREET, SUITE 5000
                              DALLAS, TEXAS 75201
                                (214) 761-1440
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               ----------------
                                  COPIES TO:

 GEORGE C. HOWELL, III, ESQ.                        ROBERT E. KING, JR., ESQ.
    MARK A. MURPHY, ESQ.                                 ROGERS & WELLS
      HUNTON & WILLIAMS                                  200 PARK AVENUE
    951 EAST BYRD STREET                            NEW YORK, NEW YORK 10166
  RICHMOND, VIRGINIA 23219                               (212) 878-8000
       (804) 788-8200

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                               ----------------

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-9863

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
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
              TITLE OF SECURITIES                 AMOUNT BEING     AMOUNT OF
               BEING REGISTERED                  REGISTERED(1)  REGISTRATION FEE
--------------------------------------------------------------------------------
Common Shares of beneficial interest, $0.01 par
 value
 per share....................................   977,500 shares    $5,925(2)

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(1) Includes 127,500 Common Shares issuable upon exercise of the underwriters'
    overallotment option.
(2) Estimated solely for the purpose of calculating the registration fee.

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


            INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The information in the Registration Statement filed by Prentiss Properties Trust with the Securities and Exchange Commission, File No. 333-9863, pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED, IN DALLAS, STATE OF TEXAS, ON THE 17TH DAY OF AUGUST 1996.

                                          Prentiss Properties Trust, a
                                           Maryland real estate investment
                                           trust (Registrant)

                                                 /s/ Michael V. Prentiss*
                                          By: _________________________________
                                              MICHAEL V. PRENTISS CHAIRMAN OF
                                               THE BOARD AND CHIEF EXECUTIVE
                                                          OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON THE 16TH DAY OF OCTOBER 1996 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

              SIGNATURE                        TITLE

      /s/ Michael V. Prentiss*         Chairman of the
-------------------------------------   Board and Chief
         MICHAEL V. PRENTISS            Executive Officer

        /s/ Thomas F. August           President, Chief
-------------------------------------   Operating Officer
          THOMAS F. AUGUST

       /s/ Richard J. Bartel*          Executive Vice
-------------------------------------   President--
          RICHARD J. BARTEL             Financial
                                        Operations and
                                        Administration and
                                        Chief Operating
                                        Officer--Property
                                        Management
                                        (principal
                                        accounting and
                                        financial officer)

         /s/ Thomas F. August
By* _________________________________
   THOMAS F. AUGUSTATTORNEY-IN-FACT

                                     II-6